UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2010
REAL MEX RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-116310	13-4012902

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Katella Avenue, Suite 100 Cypress, CA	90630

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (562)-346-1200
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 2, 2010, Real Mex Restaurants, Inc. (the “Company”) entered into Amendment No. 5 (the “Amendment”) to the Second Amended and Restated Revolving Credit Agreement, dated as of January 29, 2007, by and among the Company, the other borrowers party thereto, the lenders party thereto and General Electric Capital Corporation, as agent and administrative agent (the “Senior Secured Credit Facility”). The Senior Secured Credit Facility provides for a $15.0 million revolving credit facility and a $25.0 million letter of credit facility.
The Amendment to the Senior Secured Credit Facility modified certain definitions in order to allow the transfer of shares in the Company’s parent company, RM Restaurant Holding Corp. (“Holdco”), within current stockholders of Holdco. No such amendment was required related to our senior secured notes due 2013 as a result of such transfer.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full texts the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.
Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective April 7, 2010, Evan Geller and Doug Tapley resigned from the Company’s Board of Directors and Clarence E. Terry and Michael Alger were appointed as directors of the Company. Mr. Terry and Mr. Alger are employed by Sun Capital Partners, Inc. which is an affiliate of stockholders of Holdco. Mr. Terry and Mr. Alger have both served as board members for the Company in the past. There are no other arrangements or understandings between any of the new directors and any other person pursuant to which the new directors were appointed to the Board of Directors of the Company. Furthermore, none of the new directors are a party to any transactions that would require disclosure pursuant to Item 404(a) of Regulation S-K. None of the new directors will be compensated for serving as a director of the Company; however each will be reimbursed for reasonable out-of-pocket expenses in connection with his travel to and attendance at meetings of the Board of Directors and the committees thereof.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

10.1	Amendment No. 5 to Second Amended and Restated Revolving Credit Agreement, dated April 2, 2010, by and among Real Mex Restaurants, Inc., the borrowers party thereto, the lenders party thereto and General Electric Capital Corporation, as agent and administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.
Date: April 8, 2010	By:	/s/ Richard E. Rivera
Richard E. Rivera
Chief Executive Officer